Exhibit 10.7

FIRST SECURITY GROUP, INC.
RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of the 26th day of February, 2003 by and between First Security Group, Inc. (the “Company”), a Tennessee corporation, and _____________________________ (the “Director”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Director the Restricted Shares described below pursuant to the First Security Group, Inc. 2002 Long-Term Incentive Plan (the “Plan”) in consideration of the Director’s past and future services to the Company.

A.	Grant Date: .

B.	Restricted Shares: ______________ shares of the Company’s common stock (“Common Stock”), $.01 par value per share.

C.
Vesting Schedule: The Restricted Shares shall vest or be forfeited back to the Company, as the case may be, according to the Vesting Schedule attached hereto as Schedule 1 hereto (the “Vesting Schedule”). The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Restricted Shares.”

IN WITNESS WHEREOF, the Company has signed and sealed this Award as of the Grant Date set forth above.

FIRST SECURITY GROUP, INC.

By:

Title:

ATTEST:

By: ________________________________

Title: ______________________________
[CORPORATE SEAL]

ADDITIONAL TERMS AND CONDITIONS OF
FIRST SECURITY GROUP, INC.
RESTRICTED STOCK AWARD

1.    Restricted Shares Held by the Share Custodian. Director hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence Restricted Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the “Share Custodian”) to be held by the Share Custodian until the Restricted Shares become Vested Restricted Shares or, if applicable, until forfeited, all in accordance with the Vesting Schedule. Director hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Director with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares to the Company upon any forfeiture of the Restricted Shares, in the name, place, and stead of the Director. The term of such appointment shall commence on the Grant Date and shall continue until the Restricted Shares are delivered to the Director as provided above or to the Company upon a forfeiture of the Restricted Shares. Any shares of Common Stock or other securities issued with respect to the Restricted Shares on account of an event described in Section 5 below shall be subject to the provisions of this Award and the Director agrees that any certificate representing such shares of Common Stock or other securities issued as a result thereof shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Award as if initially granted hereunder. For purposes of this Award, such shares of Common Stock also shall be deemed to be Restricted Shares. To effect the provisions of this Section, the Director shall complete an irrevocable stock power in favor of the Share Custodian in the form attached hereto as Exhibit A.

2.    Dividends and Voting. During the period that the Share Custodian holds the Restricted Shares subject to Section 1 above, the Director shall be entitled to all rights applicable to shares of Common Stock not so held, except as provided in this Award. In that regard, the Director shall be entitled to dividends paid on all Restricted Shares as and when declared and paid and shall be entitled to vote the Restricted Shares unless and until they are forfeited.

3.    Restrictions on Transfer of Restricted Shares.

(a)    General Restrictions. Except as provided by this Award, the Director shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Restricted Shares so transferred will continue to be bound by the Plan and this Award. The Director (and any subsequent holder of Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares except pursuant to the provisions of this Award. Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares in violation of any provision of the Plan or this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee of such Restricted Shares as the owner of such Restricted Shares for any purpose.

Additional Terms and Conditions - Page 1 of 4

(b)    Certain Permitted Transfers. The restrictions contained in this Section 3 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 3 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferees of such the Restricted Shares must agree in writing to be bound by the provisions of the Plan and this Award.

4.    Additional Restrictions on Transfer.

(a)    In addition to any legends required under applicable securities laws, the certificates representing the Restricted Shares shall be endorsed with the following legend and the Director shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legend

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AWARD, DATED _________________, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)    Opinion of Counsel. No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares, except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

5.    Change in Capitalization.

(a)    The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding if effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment. All adjustments made by the Committee under this Section shall be final, binding and conclusive.

Additional Terms and Conditions - Page 2 of 4

(b)    In the event of a merger or consolidation, extraordinary dividend (including a spin-off), reorganization or other change in the corporate structure of the Company or a tender offer for shares of Common Stock, an appropriate adjustment may be made with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Common Stock held by the Director pursuant to the this Award.

(c)    The existence of the Plan and this Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

6.    Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Tennessee; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Director resides, and/or any other applicable securities laws.

7.    Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

8.    Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

9.    Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10.    Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

11.    Violation. Any disposition of the Restricted Shares or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

Additional Terms and Conditions - Page 3 of 4

12.    Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan.

13    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

14.    No Right to Continued Retention. Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Director the right to any continued service relationship with the Company or any affiliate of the Company.

Additional Terms and Conditions - Page 4 of 4

SCHEDULE 1

FIRST SECURITY GROUP, INC.
2002 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK AWARD

Vesting Schedule

I.	The Restricted Shares shall become vested in accordance with the following Vesting Schedule:

Percentage of Restricted Shares
Months of Vesting Service	which are Vested Restricted Shares

II.
The Director shall receive credit for one Month of Vesting Service for each full consecutive calendar month beginning ___________________ and ending on the date the Director is neither a director of the Company nor of any wholly-owned subsidiary of the Company, regardless of the reason. Except as provided in Paragraph III below, the Restricted Shares shall be forfeited if they have not become vested at the time the Director is neither a director of the Company nor of any wholly-owned subsidiary of the Company, regardless of the reason.

III.
The Restricted Shares also shall become Vested Restricted Shares if the Director ceases to serve upon the Board of Directors of the Company or the board of directors of any wholly-owned subsidiary prior to end of _______________________ by reason of his death or Disability.

Schedule 1-Page of 1

EXHIBIT A

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to First Security Group, Inc., a Tennessee corporation (the “Company”), ______ shares of the Common Stock, $.01 par value per share, of the Company registered in the name of the undersigned on the stock transfer records of the Company and represented by Stock Certificate No. ____________________ of the Company; and the undersigned does hereby irrevocably constitute and appoint _______________________________________, his attorney-in-fact, to transfer the aforesaid shares on the books of the Company, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date:	Signed:

Print Name:

IN THE PRESENCE OF:

_______________________________
(Print Name)

_______________________________
(Signature)